Exhibit 16



May 1, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by ClearComm, L.P. ("ClearComm") (copy attached) which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of ClearComm's Form 8-K report dated May 1, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



PricewaterhouseCoopers LLP